For Immediate Release

LPL Financial Announces Third Quarter 2025 Results

Key Financial Results:
•Net loss was $30 million, translating to diluted loss per share ("EPS") of $0.37
◦This included $419 million, or $5.21 per share, of one-time acquisition costs incurred at the closing of the Commonwealth Financial Network ("Commonwealth") acquisition
•Adjusted EPS* increased 25% year-over-year to $5.20
◦Gross profit* increased 31% year-over-year to $1,479 million
◦Core G&A* increased 33% year-over-year to $477 million
◦Adjusted pre-tax income* increased 35% year-over-year to $569 million

Key Business Results:
•Total advisory and brokerage assets increased 45% year-over-year to $2.3 trillion
◦Advisory assets increased 51% year-over-year to $1.3 trillion
◦Advisory assets as a percentage of total assets increased to 58.2%, up from 56.0% a year ago
•Total net new assets were $308 billion
◦This included $275 billion of acquired net new assets resulting from the acquisition of Commonwealth(1)
•Total organic net new assets were $33 billion, representing 7% annualized growth
◦This included $17 billion of assets from First Horizon Bank ("First Horizon") that onboarded, and $6 billion of assets that off-boarded as part of the previously disclosed planned separation from misaligned large OSJs. Prior to these impacts, organic net new assets were $21 billion, translating to a 4% annualized growth rate
•Recruited assets(2) were $33 billion, up 27% from a year ago
◦Recruited assets over the trailing twelve months were $168 billion
•Total client cash balances were $56 billion, an increase of $5 billion sequentially and $10 billion year-over-year
◦This included $4 billion resulting from the acquisition of Commonwealth
◦Client cash balances as a percentage of total assets were 2.4%, down from 2.6% in the prior quarter and 2.9% in the prior year

Key Capital and Liquidity Measures:
•Corporate cash(3) was $568 million
•Leverage ratio(4) was 2.04x
•Dividends paid were $24.0 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
Large Institutions:
•First Horizon: Onboarded First Horizon with $18 billion of brokerage and advisory assets, of which $17 billion transitioned onto our platform in Q3
M&A:
•Atria Wealth Solutions, Inc. ("Atria"): Completed the conversion of Atria with $115 billion(5) of brokerage and advisory assets
◦Estimated run-rate EBITDA has increased from $150 million to $155 million
•Commonwealth: Closed the acquisition of Commonwealth, and expect to complete the conversion in the fourth quarter of 2026
◦We are tracking towards our 90% retention target, with advisors representing nearly 80% of assets signed to-date
◦Estimated run-rate EBITDA has increased from $415 million to $425 million
◦As a result of purchase accounting, $419 million of the total purchase price is treated as acquisition costs, with no change in the amount of cash deployed
•Liquidity & Succession: Deployed approximately $30 million of capital to close 5 deals in Q3
Core G&A:
•Given our performance to date, we are lowering our 2025 Core G&A* outlook to a range of $1,860-1,880 million, including $165-170 million related to Prudential and Atria, and $160-165 million related to Commonwealth
SAN DIEGO — October 30, 2025 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its third quarter ended September 30, 2025, reporting net loss of $30 million, or $0.37 per share. This compares with net income of $255 million, or $3.39 per share, in the third quarter of 2024 and net income of $273 million, or $3.40 per share, in the prior quarter.
"Over the past quarter, we continued to make progress against our key priorities, while delivering strong business results and record adjusted earnings per share," said Rich Steinmeier, CEO. "We continue to seek opportunities to improve our advisors' efficacy in the market. As advisory services become more central to our clients, we're lowering fees and streamlining pricing to make our platforms the most competitive in the industry. Ensuring that our pricing supports the value that we deliver, next year we will also make targeted fee adjustments that more closely align with industry standards."
"The third quarter underscores the strength of LPL, as we advanced on several strategic fronts," said Matt Audette, President and CFO. "We delivered another quarter of industry-leading organic growth, onboarded the wealth management business of First Horizon, closed on our acquisition of Commonwealth, and continued to make progress on driving operating leverage. As we look ahead, we remain excited about the opportunities to serve and support our advisors, while delivering long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on December 1, 2025 to all stockholders of record as of November 13, 2025.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, October 30, 2025. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(6), LPL supports over 32,000 financial advisors and the wealth management practices of approximately 1,100 financial institutions, servicing and custodying approximately $2.3 trillion in brokerage and advisory assets on behalf of approximately 8 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the Company’s retention of Commonwealth advisors following the closing and Commonwealth’s future financial and operating performance;
•run-rate EBITDA expectations in connection with the Company’s acquisitions of Commonwealth and Atria;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth and First Horizon;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, interest expense and income, depreciation and amortization, leverage ratio (including plans to reduce leverage), pricing and fees (including their effect on adjusted pre-tax margin), corporate cash, run-rate EBITDA, transaction revenue, operating leverage, pre-tax margin and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of October 30, 2025 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2025	2025	Change	2024	Change
REVENUE
Advisory	$2,210,499	$1,717,738	29%	$1,378,050	60%
Commission:
Sales-based	695,029	619,792	12%	429,132	62%
Trailing	492,426	418,295	18%	377,400	30%
Total commission	1,187,455	1,038,087	14%	806,532	47%
Asset-based:
Client cash	428,190	397,332	8%	353,855	21%
Other asset-based	354,090	305,015	16%	272,336	30%
Total asset-based	782,280	702,347	11%	626,191	25%
Service and fee	174,715	151,839	15%	145,729	20%
Transaction	67,260	60,541	11%	58,546	15%
Interest income, net	60,859	76,941	(21%)	49,923	22%
Other	68,909	87,532	(21%)	43,423	59%
Total revenue	4,551,977	3,835,025	19%	3,108,394	46%
EXPENSE
Advisory and commission	3,025,274	2,483,165	22%	1,948,065	55%
Compensation and benefits	585,409	319,100	83%	266,415	120%
Occupancy and equipment	299,680	81,443	n/m	69,879	n/m
Promotional	208,547	177,552	17%	164,538	27%
Interest expense on borrowings	106,295	105,636	1%	67,779	57%
Depreciation and amortization	99,722	96,231	4%	78,338	27%
Professional services	75,507	41,092	84%	26,295	187%
Amortization of other intangibles	64,706	46,103	40%	32,461	99%
Brokerage, clearing and exchange	43,282	43,290	—%	29,636	46%
Communications and data processing	23,060	21,417	8%	17,916	29%
Other	54,606	51,192	7%	59,724	(9%)
Total expense	4,586,088	3,466,221	32%	2,761,046	66%
(LOSS) INCOME BEFORE (BENEFIT FROM) PROVISION FOR INCOME TAXES	(34,111)	368,804	n/m	347,348	n/m
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(4,594)	95,555	n/m	92,045	n/m
NET (LOSS) INCOME	$(29,517)	$273,249	n/m	$255,303	n/m
(LOSS) EARNINGS PER SHARE
(Loss) earnings per share, basic	$(0.37)	$3.42	n/m	$3.41	n/m
(Loss) earnings per share, diluted	$(0.37)	$3.40	n/m	$3.39	n/m
Weighted-average shares outstanding, basic	80,017	79,984	—%	74,776	7%
Weighted-average shares outstanding, diluted	80,357	80,373	—%	75,405	7%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024	Change
REVENUE
Advisory	$5,617,482	$3,866,024	45%
Commission:
Sales-based	1,924,859	1,237,437	56%
Trailing	1,348,440	1,102,587	22%
Total commission	3,273,299	2,340,024	40%
Asset-based:
Client cash	1,217,553	1,047,712	16%
Other asset-based	962,315	780,208	23%
Total asset-based	2,179,868	1,827,920	19%
Service and fee	471,753	412,901	14%
Transaction	195,665	174,739	12%
Interest income, net	181,651	140,926	29%
Other	137,291	110,222	25%
Total revenue	12,057,009	8,872,756	36%
EXPENSE
Advisory and commission	7,862,364	5,500,579	43%
Compensation and benefits	1,210,055	814,784	49%
Promotional	531,744	427,282	24%
Occupancy and equipment	458,363	205,672	123%
Interest expense on borrowings	297,793	192,202	55%
Depreciation and amortization	288,309	216,495	33%
Amortization of other intangibles	154,330	92,620	67%
Professional services	152,925	61,674	148%
Brokerage, clearing and exchange	130,710	93,152	40%
Communications and data processing	63,983	57,066	12%
Other	154,487	159,619	(3%)
Total expense	11,305,063	7,821,145	45%
INCOME BEFORE PROVISION FOR INCOME TAXES	751,946	1,051,611	(28%)
PROVISION FOR INCOME TAXES	189,641	263,744	(28%)
NET INCOME	$562,305	$787,867	(29%)
EARNINGS PER SHARE
Earnings per share, basic	$7.19	$10.55	(32%)
Earnings per share, diluted	$7.15	$10.45	(32%)
Weighted-average shares outstanding, basic	78,220	74,688	5%
Weighted-average shares outstanding, diluted	78,594	75,424	4%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	September 30, 2025	June 30, 2025	December 31, 2024
ASSETS
Cash and equivalents	$1,343,507	$4,185,337	$967,079
Cash and equivalents segregated under federal or other regulations	1,249,000	1,611,200	1,597,249
Restricted cash	228,229	116,675	119,724
Receivables from clients, net	777,860	710,463	633,834
Receivables from brokers, dealers and clearing organizations	81,265	129,490	76,545
Advisor loans, net	3,645,122	2,536,190	2,281,088
Other receivables, net	1,072,166	951,063	902,777
Investment securities ($199,944, $124,639, and $42,267 at fair value at September 30, 2025, June 30, 2025, and December 31, 2024, respectively)	215,221	139,962	57,481
Property and equipment, net	1,338,504	1,278,991	1,210,027
Goodwill	2,674,864	2,213,393	2,172,873
Other intangibles, net	3,302,834	1,641,133	1,482,988
Other assets	2,103,642	1,959,779	1,815,739
Total assets	$18,032,214	$17,473,676	$13,317,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,996,568	$2,090,520	$1,898,665
Payables to brokers, dealers and clearing organizations	195,728	273,593	129,228
Accrued advisory and commission expenses payable	355,464	303,614	323,996
Corporate debt and other borrowings, net	7,521,468	7,175,032	5,494,724
Accounts payable and accrued liabilities	768,248	556,086	588,450
Other liabilities	2,151,800	2,000,415	1,951,739
Total liabilities	12,989,276	12,399,260	10,386,802
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,628,300, 136,603,206, and 130,914,541 shares issued at September 30, 2025, June 30, 2025, and December 31, 2024, respectively	136	136	131
Additional paid-in capital	3,806,506	3,787,009	2,066,268
Treasury stock, at cost — 56,590,828, 56,599,471, and 56,253,909 shares at September 30, 2025, June 30, 2025, and December 31, 2024, respectively	(4,333,444)	(4,332,275)	(4,202,322)
Retained earnings	5,569,740	5,619,546	5,066,525
Total stockholders’ equity	5,042,938	5,074,416	2,930,602
Total liabilities and stockholders’ equity	$18,032,214	$17,473,676	$13,317,404

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2025	Q2 2025	Change	Q3 2024	Change
Gross Profit(7)
Advisory	$2,210,499	$1,717,738	29%	$1,378,050	60%
Trailing commissions	492,426	418,295	18%	377,400	30%
Sales-based commissions	695,029	619,792	12%	429,132	62%
Advisory fees and commissions	3,397,954	2,755,825	23%	2,184,582	56%
Production-based payout(8)	(2,972,256)	(2,406,692)	23%	(1,910,634)	56%
Advisory fees and commissions, net of payout	425,698	349,133	22%	273,948	55%
Client cash(9)	441,576	413,516	7%	372,333	19%
Other asset-based(10)	354,090	305,015	16%	272,336	30%
Service and fee	174,715	151,839	15%	145,729	20%
Transaction	67,260	60,541	11%	58,546	15%
Interest income, net(11)	47,468	60,738	(22%)	31,428	51%
Other revenue(12)	11,821	6,785	74%	3,392	n/m
Total net advisory fees and commissions and attachment revenue	1,522,628	1,347,567	13%	1,157,712	32%
Brokerage, clearing and exchange expense	(43,282)	(43,290)	—%	(29,636)	46%
Gross Profit(7)	1,479,346	1,304,277	13%	1,128,076	31%
G&A Expense
Core G&A(13)	477,323	425,595	12%	359,134	33%
Regulatory charges(14)	6,744	7,267	(7%)	24,879	(73%)
Promotional (ongoing)(15)(16)	201,863	163,575	23%	175,605	15%
Acquisition costs excluding interest(16)	538,177	71,562	n/m	22,243	n/m
Employee share-based compensation	18,627	19,504	(4%)	20,289	(8%)
Total G&A	1,242,734	687,503	81%	602,150	106%
EBITDA(17)	236,612	616,774	(62%)	525,926	(55%)
Depreciation and amortization	99,722	96,231	4%	78,338	27%
Amortization of other intangibles	64,706	46,103	40%	32,461	99%
Interest expense on borrowings(18)	106,295	102,323	4%	67,779	57%
Acquisition costs - interest(16)	—	3,313	(100%)	—	—%
(LOSS) INCOME BEFORE (BENEFIT FROM) PROVISION FOR INCOME TAXES	(34,111)	368,804	n/m	347,348	n/m
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(4,594)	95,555	n/m	92,045	n/m
NET (LOSS) INCOME	$(29,517)	$273,249	n/m	$255,303	n/m
(Loss) earnings per share, diluted	$(0.37)	$3.40	n/m	$3.39	n/m
Weighted-average shares outstanding, diluted	80,357	80,373	—%	75,405	7%
Adjusted EBITDA(17)	$774,789	$688,336	13%	$566,169	37%
Adjusted pre-tax income(19)	$568,772	$489,782	16%	$420,052	35%
Adjusted EPS(20)	$5.20	$4.51	15%	$4.16	25%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Change	Q3 2024	Change
Market Drivers
S&P 500 Index (end of period)	6,688	6,205	8%	5,762	16%
Russell 2000 Index (end of period)	2,436	2,175	12%	2,230	9%
Fed Funds daily effective rate (average bps)	430	433	(3bps)	527	(97bps)

Advisory and Brokerage Assets(21)
Advisory assets	$1,346.9	$1,060.7	27%	$892.0	51%
Brokerage assets	967.7	858.5	13%	700.1	38%
Total Advisory and Brokerage Assets	$2,314.5	$1,919.2	21%	$1,592.1	45%
Advisory as a % of Total Advisory and Brokerage Assets	58.2%	55.3%	290bps	56.0%	220bps

Assets by Platform
Corporate advisory assets(22)	$1,022.1	$766.4	33%	$618.8	65%
Independent RIA advisory assets(22)	324.8	294.3	10%	273.2	19%
Brokerage assets	967.7	858.5	13%	700.1	38%
Total Advisory and Brokerage Assets	$2,314.5	$1,919.2	21%	$1,592.1	45%

Centrally Managed Assets
Centrally managed assets(23)	$203.1	$183.5	11%	$138.1	47%
Centrally Managed as a % of Total Advisory Assets	15.1%	17.3%	(220bps)	15.5%	(40bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Change	Q3 2024	Change
Organic Net New Assets (NNA)(24)
Organic net new advisory assets	$29.6	$23.1	n/m	$23.2	n/m
Organic net new brokerage assets	3.1	(2.6)	n/m	3.8	n/m
Total Organic Net New Assets	$32.7	$20.5	n/m	$27.0	n/m

Acquired Net New Assets(1)(24)
Acquired net new advisory assets	$199.4	$—	n/m	$0.5	n/m
Acquired net new brokerage assets	75.7	—	n/m	0.1	n/m
Total Acquired Net New Assets	$275.0	$—	n/m	$0.6	n/m

Total Net New Assets(24)
Net new advisory assets	$229.0	$23.1	n/m	$23.7	n/m
Net new brokerage assets	78.7	(2.6)	n/m	3.8	n/m
Total Net New Assets	$307.7	$20.5	n/m	$27.5	n/m

Net brokerage to advisory conversions(25)	$6.8	$6.4	n/m	$3.5	n/m
Organic advisory NNA annualized growth(26)	11.2%	9.5%	n/m	11.2%	n/m
Total organic NNA annualized growth(26)	6.8%	4.6%	n/m	7.2%	n/m

Net New Advisory Assets(24)
Corporate RIA net new advisory assets	$213.6	$24.8	n/m	$24.0	n/m
Independent RIA net new advisory assets	15.4	(1.7)	n/m	(0.3)	n/m
Total Net New Advisory Assets	$229.0	$23.1	n/m	$23.7	n/m
Centrally managed net new advisory assets(24)	$9.9	$6.1	n/m	$4.4	n/m

Net buy (sell) activity(27)	$41.8	$36.6	n/m	$37.7	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Change	Q3 2024	Change
Client Cash Balances (in billions)(28)
Insured cash account sweep	$36.9	$34.2	8%	$32.1	15%
Deposit cash account sweep	13.0	10.8	20%	9.6	35%
Total Bank Sweep	49.9	44.9	11%	41.7	20%
Money market sweep	4.2	3.7	14%	2.3	83%
Total Client Cash Sweep Held by Third Parties	54.1	48.6	11%	44.0	23%
Client cash account (CCA)	1.8	2.0	(10%)	1.8	—%
Total Client Cash Balances	$55.8	$50.6	10%	$45.8	22%
Client Cash Balances as a % of Total Assets	2.4%	2.6%	(20bps)	2.9%	(50bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(29)	Average Balance (in billions)	Revenue	Net Yield (bps)(29)	Average Balance (in billions)	Revenue	Net Yield (bps)(29)
Insured cash account sweep	$34.7	$307,118	351	$34.4	$293,420	342	$31.1	$259,503	332
Deposit cash account sweep	11.8	118,957	401	10.7	101,298	381	9.2	92,765	400
Total Bank Sweep	46.5	426,075	364	45.1	394,718	351	40.3	352,268	348
Money market sweep	3.8	2,115	22	4.0	2,614	26	2.3	1,587	28
Total Client Cash Held By Third Parties	50.3	428,190	338	49.1	397,332	325	42.6	353,855	330
Client cash account (CCA)	1.5	13,386	365	1.7	16,184	378	1.6	18,478	472
Total Client Cash	51.8	441,576	339	50.8	413,516	326	44.2	372,333	335
Margin receivables	0.7	13,910	820	0.6	12,080	807	0.5	11,199	885
Other interest revenue	2.9	33,558	458	4.4	48,658	448	1.5	20,229	533
Total Client Cash and Interest Income, Net	$55.3	$489,044	351	$55.8	$474,254	341	$46.2	$403,761	348
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2025	August 2025	Change	July 2025	June 2025
Advisory and Brokerage Assets(21)
Advisory assets	$1,346.9	$1,308.3	3%	$1,077.0	$1,060.7
Brokerage assets	967.7	955.3	1%	862.4	858.5
Total Advisory and Brokerage Assets	$2,314.5	$2,263.5	2%	$1,939.4	$1,919.2

Organic Net New Assets (NNA)(24)
Organic net new advisory assets	$10.4	$11.8	n/m	$7.5	$7.9
Organic net new brokerage assets	(1.0)	6.1	n/m	(2.0)	0.1
Total Organic Net New Assets	$9.4	$17.8	n/m	$5.5	$8.0

Acquired Net New Assets(1)(24)
Acquired net new advisory assets	$—	$199.3	n/m	$—	$—
Acquired net new brokerage assets	—	75.7	n/m	—	—
Total Acquired Net New Assets	$—	$275.0	n/m	$—	$—

Total Net New Assets(24)
Net new advisory assets	$10.4	$211.1	n/m	$7.5	$7.9
Net new brokerage assets	(1.0)	81.7	n/m	(2.0)	0.1
Total Net New Assets	$9.4	$292.8	n/m	$5.5	$8.0
Net brokerage to advisory conversions(25)	$2.3	$2.1	n/m	$2.4	$2.4

Client Cash Balances(28)
Insured cash account sweep	$36.9	$35.0	5%	$33.7	$34.2
Deposit cash account sweep	13.0	12.2	7%	10.8	10.8
Total Bank Sweep	49.9	47.2	6%	44.4	44.9
Money market sweep	4.2	4.1	2%	3.4	3.7
Total Client Cash Sweep Held by Third Parties	54.1	51.3	5%	47.9	48.6
Client cash account (CCA)	1.8	1.4	29%	1.6	2.0
Total Client Cash Balances	$55.8	$52.7	6%	$49.5	$50.6

Net buy (sell) activity(27)	$13.9	$14.2	n/m	$13.7	$12.7

Market Drivers
S&P 500 Index (end of period)	6,688	6,460	4%	6,339	6,205
Russell 2000 Index (end of period)	2,436	2,366	3%	2,212	2,175
Fed Funds effective rate (average bps)	422	433	(11bps)	433	433
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Change	Q3 2024	Change
Commission Revenue by Product
Annuities	$713,900	$629,763	13%	$481,852	48%
Mutual funds	258,167	223,317	16%	193,451	33%
Fixed income	66,550	53,014	26%	55,707	19%
Equities	51,475	47,811	8%	36,786	40%
Other	97,363	84,182	16%	38,736	151%
Total commission revenue	$1,187,455	$1,038,087	14%	$806,532	47%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$438,927	$393,654	12%	$265,955	65%
Mutual funds	54,235	52,301	4%	42,310	28%
Fixed income	66,550	53,014	26%	55,707	19%
Equities	51,475	47,811	8%	36,786	40%
Other	83,842	73,012	15%	28,374	195%
Total sales-based commissions	$695,029	$619,792	12%	$429,132	62%
Trailing commissions
Annuities	$274,973	$236,109	16%	$215,897	27%
Mutual funds	203,932	171,016	19%	151,141	35%
Other	13,521	11,170	21%	10,362	30%
Total trailing commissions	$492,426	$418,295	18%	$377,400	30%
Total commission revenue	$1,187,455	$1,038,087	14%	$806,532	47%

Payout Rate(8)	87.47%	87.33%	14bps	87.46%	1bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Q4 2024
Cash and equivalents	$1,343,507	$4,185,337	$967,079
Cash at regulated subsidiaries	(1,270,366)	(1,288,722)	(884,779)
Excess cash at regulated subsidiaries per the Credit Agreement	495,253	720,359	397,138
Corporate Cash(3)	$568,394	$3,616,974	$479,438

Corporate Cash(3)
Cash at LPL Holdings, Inc.	$12,187	$2,841,718	$39,782
Excess cash at regulated subsidiaries per the Credit Agreement	495,253	720,359	397,138
Cash at non-regulated subsidiaries	60,954	54,897	42,518
Corporate Cash	$568,394	$3,616,974	$479,438

Leverage Ratio
Total debt	$7,564,000	$7,220,000	$5,517,000
Total corporate cash	568,394	3,616,974	479,438
Credit Agreement Net Debt	$6,995,606	$3,603,026	$5,037,562
Credit Agreement EBITDA (trailing twelve months)(30)	$3,435,158	$2,933,433	$2,665,033
Leverage Ratio	2.04x	1.23x	1.89x

	September 30, 2025
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$344,000	ABR+37.5 bps / SOFR+147.5 bps	5.695%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	5.490%	5/18/2026
Senior Unsecured Term Loan A	1,020,000	SOFR+147.5 bps(b)	5.725%	12/5/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,564,000		5.359%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2025	Q2 2025	Change	Q3 2024	Change
Business Metrics
Advisors	32,128	29,353	9%	23,686	36%
Net new advisors	2,775	(140)	n/m	224	n/m
Annualized advisory fees and commissions per advisor(31)	$442	$375	18%	$371	19%
Average total assets per advisor ($ in millions)(32)	$72.0	$65.4	10%	$67.2	7%
Transition assistance loan amortization ($ in millions)(33)	$104.8	$89.4	17%	$69.1	52%
Total client accounts (in millions)	11.4	10.5	9%	8.7	31%
Recruited AUM ($ in billions)	32.6	18.4	77%	25.7	27%

Employees(34)	10,116	9,389	8%	8,773	15%

AUM retention rate (quarterly annualized)(35)	96.4%	97.6%	(120bps)	97.0%	(60bps)

Capital Management
Capital expenditures ($ in millions)(36)	$142.2	$137.0	4%	$147.1	(3%)
Acquisitions, net ($ in millions)(37)	$1,526.3	$102.8	n/m	$34.1	n/m

Share repurchases ($ in millions)	$—	$—	—%	$—	—%
Dividends ($ in millions)	24.0	24.0	—%	22.4	7%
Total Capital Returned ($ in millions)	$24.0	$24.0	—%	$22.4	7%
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net (loss) income plus the after-tax impact of amortization of other intangibles, acquisition costs, and certain regulatory charges, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net (loss) income, (loss) earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net (loss) income and (loss) earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net (loss) income plus interest expense on borrowings, (benefit from) provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs and certain regulatory charges. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net (loss) income or any other performance measure derived in accordance with GAAP. For a reconciliation of net (loss) income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as (loss) income before (benefit from) provision for income taxes plus amortization of other intangibles, acquisition costs, and certain regulatory charges. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to (loss) income before (benefit from) provision for income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of (loss) income before (benefit from) provision for income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) For August 2025 and third quarter of 2025 figures, includes Commonwealth assets as of June 30, 2025, assuming 90% retention. Based on unaudited preliminary financial information of Commonwealth.

(2) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A., Commonwealth Equity Services, LLC ("CES"), and certain of Atria's introducing broker-dealer subsidiaries, in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5) Assets as of September 30, 2025, assuming 100% retention. Retention as of September 30, 2025 was approximately 82%.
(6)    The Company was named a Top RIA custodian (Cerulli Associates, 2024 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(7) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Total revenue	$4,551,977	$3,835,025	$3,108,394
Advisory and commission expense	3,025,274	2,483,165	1,948,065
Brokerage, clearing and exchange expense	43,282	43,290	29,636
Employee deferred compensation	4,075	4,293	2,617
Gross profit	$1,479,346	$1,304,277	$1,128,076
(8) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q3 2025	Q2 2025	Q3 2024
Advisory and commission expense	$3,025,274	$2,483,165	$1,948,065
Plus (Less): Advisor deferred compensation	(53,018)	(76,473)	(37,431)
Production-based payout	$2,972,256	$2,406,692	$1,910,634

Advisory and commission revenue	$3,397,954	$2,755,825	$2,184,582

Payout rate	87.47%	87.33%	87.46%
(9) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Client cash on Management's Statement of Operations	$441,576	$413,516	$372,333
Interest income on CCA balances segregated under federal or other regulations(11)	(13,386)	(16,184)	(18,478)
Client cash on Condensed Consolidated Statements of Income	$428,190	$397,332	$353,855

(10)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.
(11)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Interest income, net on Management's Statement of Operations	$47,468	$60,738	31,428
Interest income on CCA balances segregated under federal or other regulations(9)	13,386	16,184	18,478
Interest income on deferred compensation(12)	5	19	17
Interest income, net on Condensed Consolidated Statements of Income	$60,859	$76,941	$49,923
(12) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Other revenue on Management's Statement of Operations	$11,821	$6,785	$3,392
Interest income on deferred compensation(11)	(5)	(19)	(17)
Deferred compensation	57,093	80,766	40,048
Other revenue on Condensed Consolidated Statements of Income	$68,909	$87,532	$43,423
(13)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Core G&A Reconciliation
Total expense	$4,586,088	$3,466,221	$2,761,046
Advisory and commission	(3,025,274)	(2,483,165)	(1,948,065)
Depreciation and amortization	(99,722)	(96,231)	(78,338)
Interest expense on borrowings(18)	(106,295)	(105,636)	(67,779)
Brokerage, clearing and exchange	(43,282)	(43,290)	(29,636)
Amortization of other intangibles	(64,706)	(46,103)	(32,461)
Employee deferred compensation	(4,075)	(4,293)	(2,617)
Total G&A	1,242,734	687,503	602,150
Promotional (ongoing)(15)(16)	(201,863)	(163,575)	(175,605)
Acquisition costs excluding interest(16)	(538,177)	(71,562)	(22,243)
Employee share-based compensation	(18,627)	(19,504)	(20,289)
Regulatory charges(14)	(6,744)	(7,267)	(24,879)
Core G&A	$477,323	$425,595	$359,134
(14) Regulatory charges for the three months ended September 30, 2024 include charges related to a settlement with the SEC to resolve the civil investigation of certain elements of the Company’s Anti-Money Laundering ("AML") compliance program. The Company recorded an $18.0 million charge for the quarter ended September 30, 2024 and reached a settlement with the staff of the SEC and paid the civil monetary penalty in January 2025.
(15) Promotional (ongoing) includes $19.0 million, $21.2 million and $13.0 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.

(16) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Acquisition costs
Compensation and benefits(a)	$257,607	$16,054	$8,352
Occupancy and equipment(a)	197,567	944	(980)
Promotional(15)	25,664	35,198	1,964
Professional services	9,674	11,057	6,685
Change in fair value of contingent consideration(38)	2,676	309	5,849
Interest(18)	—	3,313	—
Other	44,989	8,000	373
Acquisition costs	$538,177	$74,875	$22,243

a.The Company incurred $419.0 million of acquisition costs at the Commonwealth closing. This primarily includes $228.4 million of costs related to transaction bonuses and the acceleration of unvested equity awards which were classified as Compensation and benefits and $190.1 million of costs related to certain contract termination fees which were classified as Occupancy and equipment.

(17) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net (loss) income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
EBITDA and adjusted EBITDA Reconciliation
Net (loss) income	$(29,517)	$273,249	$255,303
Interest expense on borrowings(18)	106,295	105,636	67,779
(Benefit from) provision for income taxes	(4,594)	95,555	92,045
Depreciation and amortization	99,722	96,231	78,338
Amortization of other intangibles	64,706	46,103	32,461
EBITDA	$236,612	$616,774	$525,926
Regulatory charges(14)	—	—	18,000
Acquisition costs excluding interest(16)	538,177	71,562	22,243
Adjusted EBITDA	$774,789	$688,336	$566,169
(18)    Below is a reconciliation of interest expense on borrowings per Management's Statements of Operations to interest expense on borrowings on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
Interest expense on borrowings on Management's Statement of Operations	$106,295	$102,323	$67,779
Cost of debt issuance related to Commonwealth acquisition(16)	—	3,313	—
Interest expense on borrowings on Condensed Consolidated Statements of Income	$106,295	$105,636	$67,779

(19)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of (loss) income before (benefit from) provision for income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q3 2024
(Loss) income before (benefit from) provision for income taxes	$(34,111)	$368,804	$347,348
Amortization of other intangibles	64,706	46,103	32,461
Acquisition costs(16)	538,177	74,875	22,243
Regulatory charge(14)	—	—	18,000
Adjusted pre-tax income	$568,772	$489,782	$420,052
(20) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net (loss) income and (loss) earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q3 2025		Q2 2025		Q3 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net (loss) income / (loss) earnings per diluted share	$(29,517)	$(0.37)	$273,249	$3.40	$255,303	$3.39
Regulatory charges(14)	—	—	—	—	18,000	0.24
Amortization of other intangibles	64,706	0.81	46,103	0.57	32,461	0.43
Acquisition costs(16)	538,177	6.70	74,875	0.93	22,243	0.29
Tax benefit	(155,149)	(1.93)	(31,433)	(0.39)	(14,650)	(0.19)
Adjusted net income / adjusted EPS	$418,217	$5.20	$362,794	$4.51	$313,357	$4.16
Diluted share count	80,357		80,373		75,405
Note: Totals may not foot due to rounding.
(21) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to CES' and Atria’s introducing broker-dealer subsidiaries.
(22) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(23) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(24) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(25) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(26) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(28) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q3 2025	Q2 2025	Q3 2024
Purchased money market funds	$48.2	$47.0	$38.5
(29) Calculated by dividing revenue for the period by the average balance during the period.

(30) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q3 2025	Q2 2025	Q4 2024
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$833,054	$1,117,874	$1,058,616
Interest expense on borrowings	379,772	341,256	274,181
Provision for income taxes	260,173	356,812	334,276
Depreciation and amortization	380,341	358,957	308,527
Amortization of other intangibles	196,944	164,699	135,234
EBITDA	$2,050,284	$2,339,598	$2,110,834
Credit Agreement Adjustments:
Acquisition costs and other(16)(39)	$743,028	$269,638	$223,614
Employee share-based compensation	82,564	84,226	88,957
M&A accretion(40)	552,394	222,150	235,048
Advisor share-based compensation	2,905	2,838	2,597
Loss on extinguishment of debt	3,983	3,983	3,983
Credit Agreement EBITDA	$3,435,158	$2,922,433	$2,665,033
(31) Calculated based on the average advisor count from the current period and prior periods.
(32)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(33)    Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.
(34) During the first quarter of 2025, the Company updated its reporting of employees to include all full-time employees, including those reflected in Core G&A, promotional (ongoing) and advisory and commission expense. Prior period disclosures have been updated to reflect this change as applicable.
(35) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(36) Capital expenditures represent cash payments for property and equipment during the period.
(37) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(38) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(39) Acquisition costs and other primarily include costs related to acquisitions, costs incurred related to the integration of the strategic relationship with Prudential Advisors, a $26.4 million reduction related to the departure of the Company’s former Chief Executive Officer and related clawback of share-based compensation awards, and an $18.0 million regulatory charge recognized during the three months ended September 30, 2024 reflecting the amount of a penalty proposed by the SEC as part of its civil investigation of the Company’s compliance with certain elements of the Company’s AML compliance program.
(40)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.